Exhibit 5.1

December 14, 2011

Memorial Production Partners LP

1401 McKinney, Suite 1025

Houston, Texas 77010

Re: Memorial Production Partners LP

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Memorial Production Partners LP, a Delaware limited partnership (the “Partnership”), in connection with in connection with a Registration Statement on Form S-8 of the Partnership (the “Registration Statement”), being filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance of up to 2,142,221 common units representing limited partnership interests in the Partnership (the “Common Units”), authorized for issuance pursuant to the Memorial Production Partners GP LLC Long-Term Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such partnership records of the Partnership and other certificates and documents of officials of the Partnership or its general partner, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that (i) upon issuance, the certificates for the Common Units will conform to the specimen thereof included as an exhibit to the form of partnership agreement of the Partnership filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the common units of the Partnership or, if uncertificated, valid book-entry notations for the issuance of the Common Units in uncertificated form will have been duly made in the register of common units of the Partnership and (ii) each award agreement setting forth the terms of each award granted pursuant to the Plan is consistent with the Plan and has been duly authorized and validly executed and delivered by the parties thereto. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the general partner of the Partnership, all of which we assume to be true, correct and complete.

Memorial Production Partners LP

December 14, 2011

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that, when the Common Units have been issued and delivered upon payment therefor in accordance with the terms of the Plan and applicable award agreement, the Common Units will be duly authorized, validly issued and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the Revised Uniform Limited Partnership Act of the State of Delaware (the “Delaware Act”). As used herein, the term “Delaware Act” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

B.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Partnership or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.